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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999 relating to the financial statements which appear in MetroCorp Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 10, 2000